EXHIBIT C

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Auspex Pharmaceuticals, Inc. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 20th day of February, 2014.

THOMAS, MCNERNEY & PARTNERS II, L.P.		THOMAS, MCNERNEY & PARTNERS II, LLC

By:	Thomas, McNerney & Partners II, LLC,
	its General Partner	By:	/s/ Susan Haedt
James Thomas, Manager
By:	/s/ Susan Haedt		By Susan Haedt, Attorney-in-Fact
James Thomas, Manager By Susan Haedt, Attorney-in-Fact

TMP ASSOCIATES II, L.P.		TMP NOMINEE II, LLC

By:	Thomas, McNerney & Partners II, LLC,
	its General Partner	By:	/s/ Susan Haedt
James Thomas, Manager
By:	/s/ Susan Haedt		By Susan Haedt, Attorney-in-Fact
James Thomas, Manager By Susan Haedt, Attorney-in-Fact

/s/ Susan Haedt		/s/ Susan Haedt
JAMES THOMAS By Susan Haedt, Attorney-in-Fact		PETE MCNERNEY By Susan Haedt, Attorney-in-Fact

/s/ Susan Haedt		/s/ Susan Haedt
ALEX ZISSON By Susan Haedt, Attorney-in-Fact		ERIC AGUIAR By Susan Haedt, Attorney-in-Fact

/s/ JAMES THOMAS		/s/ PETE MCNERNEY
JAMES THOMAS		PETE MCNERNEY

/s/ ALEX ZISSON		/s/ ERIC AGUIAR
ALEX ZISSON		ERIC AGUIAR